Exhibit 31.6
                                  CERTIFICATION

I, John Balzarini, Treasurer and Chief Financial Officer of the Corporation,
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certify that:

1. I have reviewed this quarterly Report on Form 10-Q/A for the period ending March 31, 2005 of First Chester County Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.



August 19, 2005



/s/ John Balzarini
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John Balzarini
Treasurer and Chief Financial Officer